Exhibit 5.1 June 6, 2022 Baltimore Gas and Electric Company 110 W. Fayette Street Baltimore, Maryland 21201 Re: Baltimore Gas and Electric Company Offering of $500,000,000 aggregate principal amount of its 4.550% Notes due 2052 Ladies and Gentlemen: We have acted as special counsel to Baltimore Gas and Electric Company, a Maryland corporation (the “Company”), in connection the issuance and sale by the Company of $500,000,000 aggregate principal amount of its 4.550% notes due June 1, 2052 (the “Notes”) covered by the Registration Statement on Form S-3, No. 333-233543-04 (the “Registration Statement”), originally filed by the Company with the Securities and Exchange Commission (“SEC”) on August 30, 2019, under the Securities Act of 1933, as amended. The Notes were issued under the Indenture dated as of September 1, 2019 (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), which Indenture is governed by New York law, and sold by the Company pursuant to the Underwriting Agreement dated June 1, 2022 among the Company, BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, PNC Capital Markets LLC and Wells Fargo Securities, LLC. We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Articles of Amendment and Restatement of the Company dated as of August 16, 1996, as amended by the Articles of Amendment to the Charter of the Company as of February 2, 2010, as certified by the Secretary of State of the State of Maryland on May 26, 2022 (iii) the bylaws of the Company, as currently in effect, and (iv) a copy of the resolutions duly adopted by the Board of Directors of the Company on February 21, 2022. We have also examined such other documents, certificates, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

Baltimore Gas and Electric Company June 6, 2022 Page 2 In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, that validity and enforceability of any electronic signature on document delivered from a authorized person, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties. We have not undertaken any search of court records for purposes of this letter. Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that: 1. The Company is duly incorporated and validly existing under the laws of the State of Maryland. 2. The Notes are legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law). Our advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Maryland and the federal laws of the United States We express no opinion as to, the application of the securities or blue sky laws of the various states or the State if Maryland to the Notes. This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. Sincerely, /s/ McKennon Shelton & Henn LLP